Exhibit 107

Calculation of Filing Fee Tables

Form F-1

(Form Type)

STAK Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Share	Maximum Aggregate Offering Price(1)(2)	Fee Rate	Amount of Registration Fee
Fees to Be Paid	Equity	Ordinary shares, $0.001 par value per share(3)	457(o)	1,437,500	$4.00	$5,750,000	0.0001531	$880.33
Fees to Be Paid	Equity	Ordinary shares issuable upon the exercise of the Representative’s warrants(4)	457(o)	71,875	$4.80	$345,000	0.0001531	$52.82
Fees to Be Paid	Equity	Representative’s warrants(5)	457(g)	-	-	-	-	-
	Total Offering Amounts					$6,095,000		$933.14
	Total Fees Previously Paid							$-
	Total Fee Offsets							$-
	Net Fee Due							$933.14

(1)	Pursuant to Rule 416 under the Securities Act of 1993, as amended (the “Securities Act”), there is also being registered hereby such indeterminate number of additional shares of ordinary shares as may be issued or issuable because of stock splits, stock dividends and similar transactions.

(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act.

(3)	Includes 187,500 shares of ordinary shares that the underwriters have the option to purchase pursuant to their over-allotment option.

(4)	We have agreed to issue to the representative of the underwriters (the “Representative”) warrants to purchase up to an aggregate number of shares of our ordinary shares in an aggregate equal to five percent (5%) of the aggregate number of shares of ordinary shares sold in this offering) (the “Representative’s Warrants”). The Representative’s Warrants are exercisable at a per share price equal to 120% of the public offering price per share of the shares of ordinary shares sold in this offering.

(5)	In accordance with Rule 457(g) under the Securities Act, because the shares of ordinary shares of underlying the Representative’s warrants are registered hereby, no separate registration fee is required with respect to the warrants registered hereby.